Exhibit 99.1

Index to Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Ltd

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder

Genworth Financial Mortgage Insurance Pty Ltd.:

We have audited the accompanying consolidated balance sheets of Genworth Financial Mortgage Insurance Pty Ltd. as of December 31, 2006 and 2005, and the related statements of income, changes in stockholder’s equity, and cash flows for each of the years in the three year period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Genworth Financial Mortgage Insurance Pty Ltd as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG

KPMG

Sydney, Australia

March 9, 2007

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

CONSOLIDATED STATEMENTS OF INCOME

(US dollar amounts in thousands)

	Years ended December 31
	2006	2005	2004
Revenues:
Net premiums earned	$269,381	$149,085	$119,640
Net investment income	75,384	58,245	44,962
Net realized investment (losses)/gains	(1,995)	(1,643)	1,522
Other income	659	2,208	2,212

Total revenues	343,429	207,895	168,336

Losses and expenses:
Net losses and loss adjustment expenses	105,436	18,689	19,212
Acquisition and operating expenses, net of deferrals	37,212	28,642	21,745
Amortization of deferred acquisition costs and intangibles	14,919	7,981	5,242

Total losses and expenses	157,567	55,312	46,199

Income before income taxes	185,862	152,583	122,137
Provision for income taxes	49,695	46,482	36,599

Net income	$136,167	$106,101	$85,538

See Notes to Consolidated Financial Statements

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

CONSOLIDATED BALANCE SHEETS

(US dollar amounts in thousands, except share amounts)

	December 31,
	2006	2005
Assets
Fixed maturity securities available-for-sale, at estimated fair value	$1,244,743	$967,950
Cash and cash equivalents	254,414	139,452
Accrued investment income	22,465	17,718
Prepaid reinsurance premium	2,094	3,123
Deferred acquisition costs	37,929	29,663
Goodwill	5,904	5,610
Deferred tax assets, net	3,268	643
Other assets	23,772	18,774

Total assets	$1,594,589	$1,182,933

Liabilities and stockholder’s equity
Liabilities:
Reserve for losses and loss adjustment expenses	$105,333	$33,198
Unearned premiums	687,466	567,739
Related party payables	59,229	45,314
Other liabilities and accrued expenses	53,152	19,292

Total liabilities	905,180	665,543

Stockholder’s equity:
Ordinary shares—No par value; 1,066,558,500 shares authorized and issued as of December 31, 2006 and 2005	—	—
Additional paid in capital	304,530	292,610

Accumulated other comprehensive income, net of tax:
Net unrealized investment losses	(11,405)	(1,132)
Foreign currency translation adjustments	83,776	49,571

Total accumulated other comprehensive income	72,371	48,439
Retained Earnings	312,508	176,341

Total stockholder’s equity	689,409	517,390

Total liabilities and stockholder’s equity	$1,594,589	$1,182,933

See Notes to Consolidated Financial Statements

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

(US dollar amounts in thousands)

	Additional paid in capital	Accumulated other comprehensive income/(loss)	Retained earnings	Total stockholder’s equity
Balances as of January 1, 2004	$124,461	$48,486	$149,781	$322,728
Comprehensive income:
Net income	—	—	85,538	85,538
Net unrealized gains on investment securities	—	5,885	—	5,885
Foreign currency translation adjustments	—	8,420	—	8,420

Total comprehensive income				99,843
Capital contribution	3,044	—	—	3,044
Transactions related to corporate reorganization	165,105	—	(165,079)	26

Balances as of December 31, 2004	292,610	62,791	70,240	425,641

Comprehensive income:
Net income	—	—	106,101	106,101
Net unrealized losses on investment securities	—	(4,426)	—	(4,426)
Foreign currency translation adjustments	—	(9,926)	—	(9,926)

Total comprehensive income				91,749

Balances as of December 31, 2005	292,610	48,439	176,341	517,390

Comprehensive income:
Net income	—	—	136,167	136,167
Net unrealized losses on investment securities	—	(10,273)	—	(10,273)
Foreign currency translation adjustments	—	34,205	—	34,205

Total comprehensive income				160,099

Capital contribution	11,920	—	—	11,920

Balances as of December 31, 2006	$304,530	$72,371	$312,508	$689,409

See Notes to Consolidated Financial Statements

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS

(US dollar amounts in thousands)

	Years ended December 31
	2006	2005	2004
Cash flows from operating activities:
Net income	$136,167	$106,101	$85,538
Adjustments to reconcile net earnings to net cash provided by operating activities:
Amortization of investment discounts and premiums	4,667	9,034	12,369
Net realized investment losses/(gains)	1,995	1,643	(1,522)
Acquisition costs deferred	(20,435)	(15,040)	(13,548)
Amortization of deferred acquisition costs and intangibles	14,919	7,981	5,242
Deferred income taxes	1,470	1,722	16
Corporate overhead allocation	5,506	—	2,854
Change in certain assets and liabilities:
Accrued investment income and other assets	3,061	(2,520)	3,386
Reserve for losses and loss adjustment expenses	67,519	9,662	14,912
Unearned premium	60,535	104,610	70,045
Other liabilities	37,558	16,230	2,233

Net cash from operating activities	312,962	239,423	181,525

Cash flows from investing activities:
Proceeds from maturities and repayments of fixed maturities	71,984	161,926	87,285
Proceeds from sales of fixed maturities:-	334,299	162,069	242,162
Purchases of fixed maturities:-	(460,528)	(533,511)	(485,386)
Payments for principal businesses purchased, net of cash acquired	(155,823)	—	—

Net cash used in investing activities	(210,068)	(209,516)	(155,939)

Cash flows from financing activities:
Capital contribution received:-	—	—	1,118

Net cash from financing activities	—	—	1,118
Effect of exchange rate changes on cash and cash equivalents	12,068	(2,922)	1,539

Net change in cash and cash equivalents	114,962	26,985	28,243

Cash and cash equivalents at beginning of year	139,452	112,467	84,224

Cash and cash equivalents at end of year	$254,414	$139,452	$112,467

See Notes to Consolidated Financial Statements

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006, 2005 and 2004

(1) Nature of Business, Formation of Genworth Mortgage and Basis of Presentation

Genworth Financial Mortgage Insurance Pty Ltd (“Genworth Mortgage” or “the Company” as appropriate) offers mortgage insurance products in Australia and New Zealand and is headquartered in Sydney, Australia. In particular, the Company offers primary mortgage insurance, known as “lenders mortgage insurance,” or LMI, and portfolio credit enhancement policies. The principal product is LMI, which is generally single premium business and provides 100% coverage of the loan amount in the event of a mortgage default.

On May 31, 2006 the Company acquired Vero Lenders Mortgage Insurance Limited for $165 million. The transaction was approved by the Australian Prudential Regulation Authority and the Australian Competition & Consumer Commission. The acquisition was closed on July 3, 2006, and the acquired entity was renamed Genworth Financial Mortgage Indemnity Limited.

The Company’s management has determined that the Company has one reportable operating segment, mortgage insurance.

Genworth Mortgage, formerly GE Mortgage Insurance Company Pty Ltd, is a wholly owned subsidiary of Genworth Financial Mortgage Insurance Holdings Pty Ltd and was incorporated in Australia on November 10, 2003. The ultimate parent company of Genworth Mortgage is Genworth Financial, Inc. (“Genworth”). Genworth is a company incorporated in Delaware on October 23, 2003. GE Mortgage Insurance Company Pty Ltd changed its name to Genworth Financial Mortgage Insurance Pty Ltd on November 28, 2005.

Genworth was formed in preparation for the corporate reorganization of certain insurance and related subsidiaries of the General Electric Company (“GE”) and an initial public offering of Genworth common stock, completed on May 28, 2004 (“IPO”). As part of that corporate reorganization, Genworth Mortgage was party to a transfer agreement whereby it acquired all of the insurance assets and liabilities of GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd and GE Mortgage Insurance Pty Ltd (“Predecessor Companies”) following the approval of an application, by the Company, to the Federal Court of Australia in February 2004. The assets and liabilities were accounted for at book value as transfers between entities under common control.

The financial statements have been prepared on the basis of U.S. generally accepted accounting principles (“U.S. GAAP”). Preparing financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

The financial statements are presented in US dollars. The accompanying financial statements are prepared on a consolidated basis. All intercompany transactions have been eliminated in the consolidated financial statements.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006, 2005 and 2004

(2) Significant Accounting Policies

a) Premiums

A single premium is usually collected and remitted to Genworth Mortgage as the mortgage insurer from prospective borrowers by the lenders at the time the loan proceeds are advanced. The proceeds are recorded to unearned premium reserves and recognized as premiums earned over the estimated policy life in accordance with the expected pattern of risk emergence. This is further described in the accounting policy for unearned premiums.

b) Net Investment Income and Net Realized Investment Gains and Losses

Investment income is recognized when earned. Realized investment gains and losses are calculated on the basis of specific identification. The cost of investments for the determination of realized investment gains and losses is the amount paid when the security was originally purchased adjusted for amortization and accretion.

c) Other Income

Other income consists primarily of management fees for services provided by the Company for the management of insurance portfolios held by third party insurance companies. Such services include accounting, claims management, systems maintenance, portfolio analytics and management reporting. These fees are recorded as revenue when the related service is provided.

d) Fixed Maturity Investments

Investment securities have been designated as available-for-sale and are reported in the Balance Sheet at fair value. Values for securities are obtained from external pricing services. Changes in the fair value of available-for-sale investments, net of deferred income taxes, are reflected as unrealized investment gains or losses in a separate component of accumulated other comprehensive income.

The Company regularly reviews investment securities for impairment in accordance with its impairment policy, which includes both quantitative and qualitative criteria. Quantitative criteria include length of time and amount that each security is in an unrealized loss position and whether the issuer is in compliance with terms and covenants of the security. Qualitative criteria include the financial strength and specific prospects for the issuer as well as the Company’s intent to hold the security until recovery. Securities that are considered to be other-than-temporarily impaired are recognized as a charge to realized investment gains (losses) in the period in which such determination is made.

e) Cash and Cash Equivalents

Certificates of deposit, money market funds, and other time deposits with original maturities of less than three months are considered cash equivalents in the Balance Sheet and Statements of Cash Flows. Items with maturities greater than three months but less than one year at the time of acquisition are short-term investments and are included as part of fixed maturity securities. As of December 31, 2006 and 2005, short-term investments amounted to $6 million and $16 million respectively.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006, 2005 and 2004

f) Deferred Acquisition Costs (DAC)

Acquisition costs include costs, which vary with and are primarily related to the acquisition of insurance. Acquisition costs include those costs incurred in the acquisition, underwriting and processing of new business including solicitation and printing costs, sales material and, some support costs such as underwriting and contract and policy issuance expenses. Such costs are deferred and amortized ratably over the terms of the underlying policies.

The Company follows SFAS 97, Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments, guidance on the amortization of deferred acquisition costs. Amortization of these costs relating to each underwriting year is charged against revenue over time in accordance with the expected pattern of risk emergence.

The Company reviews all assumptions underlying DAC and tests DAC for recoverability annually. All the policies written by the Company are single premium. If the balance of unearned premium plus interest earnings, is less than the current estimate of future losses and expenses (including any unamortized DAC), a charge to income is recorded for additional DAC amortization. For the periods ending December 31, 2006 and 2005, no charges to income were recorded as a result of DAC recoverability testing.

g) Goodwill

Goodwill is not amortized but is tested for impairment at least annually using a fair value approach, which requires the use of estimates and judgment at the reporting unit level. The Company’s single operating segment is also the reporting unit for goodwill impairment testing. An impairment charge is recognized for any amount by which the carrying amount of a reporting unit’s goodwill exceeds its fair value. Discounted cash flows are used to establish fair values. For the periods ending December 31, 2006, 2005 and 2004, no charges were recorded as a result of goodwill impairment testing.

h) Intangible Assets

Present Value of Future Profits. In conjunction with the acquisition of Vero Lenders Mortgage Insurance Limited, $1.4 million was assigned to the right to receive future gross profits arising from existing insurance contracts. This intangible asset, called PVFP, represents the estimated present value of future cash flows from the acquired policies. PVFP is amortized in a manner similar to the amortization of DAC. PVFP is classified as other assets in the Balance Sheet.

The Company regularly reviews all of these assumptions and periodically tests PVFP for recoverability. If the unearned premiums plus interest income are less than the current estimate of future losses and expenses (including any unamortized PVFP), a charge to income is recorded for additional PVFP amortization. For the period ending December 31, 2006 no charges to income were recorded as a result of the PVFP recoverability testing.

Other Intangible Assets. The Company amortizes the costs of other intangibles over their estimated useful lives unless such lives are deemed indefinite. Amortizable intangible assets are tested for impairment at least annually based on undiscounted cash flows, which requires the use of estimates and judgment, and, if impaired, written down to fair value based on either discounted cash flows or appraised values. Intangible assets with indefinite lives are tested at least annually for impairment and written down to fair value as required. For the periods ending December 31, 2006, 2005 and 2004, no charges were recorded as a result of impairment testing.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006, 2005 and 2004

i) Reinsurance

Premium revenue, benefits, and operating expenses are reported net of the amounts relating to reinsurance ceded to other companies. Amounts due from reinsurers for incurred and estimated future claims are reflected in the reinsurance recoverable asset. The cost of reinsurance is accounted for over the terms of the related treaties using assumptions consistent with those used to account for the underlying reinsured policies.

j) Losses and Loss Adjustment Expenses

The reserve for losses and loss adjustment expenses represents the amount needed to provide for the estimated ultimate cost of settling claims relating to insured events that have occurred on or before the end of the respective reporting period. The estimated liability includes requirements for future payments of (a) claims that have been reported to the Company, (b) claims related to insured events that have occurred but that have not been reported to the Company as of the date the liability is estimated, and (c) claim adjustment expenses. Claim adjustment expenses include costs incurred in the claim settlement process such as legal fees and costs to record, process, and adjust claims.

Reserves for losses and loss adjustment expenses are based on notices of mortgage loan defaults and estimates of defaults that have been incurred but have not been reported by loan servicers, using assumptions of claim rates for loans in default and the average amount paid for loans that result in a claim. As is common accounting practice in the mortgage insurance industry and in accordance with U.S. GAAP, loss reserves are not established for future claims on insured loans that are not currently in default.

Management considers the liability for loss and loss adjustment expenses provided to be satisfactory to cover the losses that have occurred. Management monitors actual experience, and where circumstances warrant, will revise its assumptions. The methods of determining such estimates and establishing the reserves are reviewed annually and any adjustments are reflected in operations in the period in which they become known. As a result of the reviews conducted, there was an increase in the outstanding claims provision of $34 million and $4 million in 2006 and 2005 respectively. Future developments may result in losses and loss expenses greater or less than the liability for loss and loss adjustment expenses provided.

k) Unearned Premiums

For single premium insurance contracts, a portion of the revenue is recognized as premiums earned in the current period, while the remaining portion is deferred as unearned premiums and earned over time in accordance with the estimated expiration of risk. If single premium policies are canceled and the premium is non-refundable, then the remaining unearned premium related to each canceled policy is recognized as earned premiums upon notification of the cancellation. Estimation of risk expiration for the recognition of premium is inherently judgmental and is based on actuarial analysis of historical experience. The premium earnings recognition model is reviewed annually with any adjustments to the estimates reflected in current period earnings. As a result of the reviews conducted, there was an increase in earned premium of $60 million to earnings in 2006. There was no increase in 2005.

l) Income Taxes

For periods prior to the corporate reorganization, the predecessor companies were included in the consolidated Australian income tax return of GE Capital Finance Australasia Pty Ltd, an indirect subsidiary of GE, and subject to a tax-sharing arrangement that allocated tax on a separate company basis and provided benefit for current utilization of losses and credits. Intercompany balances under all agreements were settled at least annually.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006, 2005 and 2004

l) Income Taxes (continued)

Effective May 21, 2004, Genworth Mortgage is included in a consolidated Australian income tax return of Genworth with its Australian parent company and, subject to a tax-sharing arrangement that allocates tax on a separate company basis and provides benefit for current utilization of losses and credits. Transactions between entities will be jointly and severally liable for the current income tax liabilities of the group where the head entity defaults, subject to the terms of a valid tax sharing agreement between the entities in the group. Assets and liabilities arising from the Company under the tax funding arrangement shall be recognized as amounts receivable from or payable to other entities in the group.

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. The deferred tax assets and/or liabilities are determined by multiplying the differences between the financial reporting and tax reporting bases for assets and liabilities by the enacted tax rates expected to be in effect when such differences are recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances on deferred tax assets are estimated based on the Company’s assessment of the realizability of such amounts.

m) Foreign Currency Translation

The local currency, the Australian dollar, is the functional currency for the Company. The determination of the functional currency is made based on the appropriate economic and management indicators. The financial statements have been translated into U.S dollars (the “reporting currency”) in accordance with SFAS No. 52, Foreign Currency Translation. Accordingly, assets and liabilities are translated into U.S dollars at the exchange rates in effect at the Balance Sheet date or historical rates. Revenues and expenses are translated into U.S dollars at the average rates of exchange prevailing during the year. Translation adjustments arising from this currency re-measurement are reported as a separate component of accumulated other comprehensive income (loss) included in the Statements of Changes in Stockholder’s Equity.

Gains and losses from foreign currency transactions, such as those resulting from the settlement of foreign receivables or payables, are included in the statement of earnings.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006, 2005 and 2004

n) Accounting Pronouncements Not Yet Adopted

In September 2005, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts. This statement provides guidance on accounting for deferred acquisition costs and other deferred balances on an internal replacement, defined broadly as a modification in product benefits, features, rights, or coverages that occurs by the exchange of an existing contract for a new contract, or by amendment, endorsement, or rider to an existing contract, or by the election of a benefit, feature, right, or coverage within an existing contract. SOP 05-1 is effective for internal replacements occurring in fiscal years beginning after December 15, 2006. The insurance industry has identified several implementation issues during their evaluation of SOP 05-1. An expert panel has been formed by the AICPA to evaluate certain of these interpretive issues that insurance companies are facing in their implementation. The adoption of SOP 05-1 is not expected to have a material impact on the consolidated results of operations and financial position.

In July 2006, FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes was issued. This guidance clarifies what criteria must be met prior to recognition of a financial statement benefit of a position taken in a tax return. Additionally, it applies to the recognition and measurement of income tax uncertainties resulting from a purchase business combination. This guidance is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of this interpretation to have a material impact on the consolidated results of operations and financial position.

In September 2006, FASB issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective prospectively with a limited form of retrospective application for fiscal years beginning after November 15, 2007 with early adoption encouraged. The Company is currently evaluating the impact that SFAS No. 157 will have on the consolidated results of operations and financial position.

In February 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. This statement provides an option to report selected financial assets and liabilities, including insurance contracts, at fair value. SFAS No. 159 will be effective for the Company on January 1, 2008. The Company has not decided whether it will elect the fair value option for any financial assets or liabilities and therefore do not know the impact, if any, SFAS 159 will have on the consolidated financials.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006, 2005 and 2004

(3) Investments

(a) Net Investment Income

For the years ended December 31, sources of net investment income are as follows:

(US dollar amounts in thousands)	2006	2005	2004
Fixed maturity securities	$72,240	$56,691	$43,482
Cash and cash equivalents	4,712	2,847	2,506

Gross investment income before expenses and fees	76,952	59,538	45,998
Expenses and fees	(1,568)	(1,293)	(1,026)

Net investment income	$75,384	$58,245	$44,962

(b) Realized Investment Gains (Losses)

For the years ended December 31, gross realized investment gains and losses resulting from the sales of fixed maturity securities are as follows:

(US dollar amounts in thousands)	2006	2005	2004
Gross realized investment:
Gains on disposition	$636	$112	$2,709
Losses on disposition	(2,631)	(1,755)	(1,187)

Net realized investment gains (losses)	$(1,995)	$(1,643)	$1,522

(c) Unrealized Gains (Losses)

Net unrealized gains and losses on investment securities classified as available for sale are reduced by deferred income taxes that would have resulted had such gains and losses been realized. Net unrealized gains and losses on available-for-sale investment securities reflected as a separate component of accumulated other comprehensive income as of December 31, are summarized as follows:

(US dollar amounts in thousands)	2006	2005	2004
Net unrealized losses on available-for-sale investment securities:
Fixed maturities	$(16,304)	$(1,618)	$4,705
Deferred income taxes	4,899	486	(1,411)

Net unrealized losses on available-for-sale investment securities	$(11,405)	$(1,132)	$3,294

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006, 2005 and 2004

(3) Investments (continued)

(c) Unrealized Gains (Losses)

The net unrealized gains (losses) on available-for-sale investment securities reported in accumulated other comprehensive income for the years ended December 31, are as follows

(US dollar amounts in thousands)	2006	2005	2004
Net unrealized gains (losses) on available-for-sale investment securities as of January 1	$(1,132)	$3,294	$(2,591)
Unrealized gains (losses) on investments arising during the period:
Unrealized losses on investment securities	(16,682)	(7,966)	9,929
Provision for deferred taxes	5,012	2,390	(2,979)

Change in unrealized losses on investments	(11,670)	(5,576)	6,950
Reclassification adjustments to net realized investment gains net of deferred taxes of $(600) and $(493)	1,397	1,150	(1,065)

Net unrealized losses on investment securities as of December 31	$(11,405)	$(1,132)	$3,294

(d) Fixed Maturity Securities

As of December 31, 2006 and 2005, the amortized cost or cost, gross unrealized gains and losses, and estimated fair value of the fixed maturities classified as available-for-sale are as follows:

2006	Amortized cost or cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
(US dollar amounts in thousands)
Fixed maturities:
Government—non U.S.	$65,170	$—	$(645)	$64,525
Corporate—US.	156,641	—	(3,021)	153,620
Corporate—non U.S.	1,039,236	1,274	(13,912)	1,026,598

Total available-for-sale securities	$1,261,047	$1,274	$(17,578)	$1,244,743

2005	Amortized cost or cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
(US dollar amounts in thousands)
Fixed maturities:
Government—non U.S.	$14,712	$111	$(12)	$14,811
Corporate—US.	114,408	30	(440)	113,998
Corporate—non U.S.	840,448	3,339	(4,646)	839,141

Total available-for-sale securities	$969,568	$3,480	$(5,098)	$967,950

For fixed maturities, an impairment charge is recognized in income in the period in which the Company determines that it does not expect either to collect principal and interest in accordance with the contractual terms of the instruments or to recover based upon underlying collateral values, considering events such as a payment default, bankruptcy or disclosure of fraud. Impairment charges are measured as the difference between the book value of a security and its fair value. There were no impairment charges during the years ended December 31, 2006, 2005 and 2004.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006, 2005 and 2004

(3) Investments (continued)

(d) Fixed Maturity Securities (continued)

The Company generally intends to hold securities in unrealized loss positions until they recover. However, from time to time, the Company sells securities in the ordinary course of managing its portfolio to meet diversification, yield and liquidity requirements. The aggregate fair value of securities sold at a loss during twelve months ended December 31, 2006 was $255 million, which was 99 % of book value.

The following table presents the gross unrealized losses and estimated fair values of investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2006:

	Less Than 12 Months			12 Months or More
2006	Estimated fair value	Gross unrealized losses	# of securities	Estimated fair value	Gross unrealized losses	# of securities
(US dollar amounts in thousands)
Description of Securities
Fixed maturities:
Government—non U.S.	$64,524	$(645)	8	$—	$—	—
Corporate— US	154,116	(2,881)	12	4,969	(176)	1
Corporate—non U.S.	841,220	(10,049)	83	168,129	(3,827)	18

Total temporarily impaired securities	$1,059,860	$(13,575)	103	$173,098	$(4,003)	19

% Below cost—fixed maturities:
<20% Below cost	$1,059,860	$(13,575)	103	$173,098	$(4,003)	19
20-50% Below cost	—	—	—	—	—	—
>50% Below cost	—	—	—	—	—	—

Total temporarily impaired securities	$1,059,860	$(13,575)	103	$173,098	$(4,003)	19

Investment grade	$1,059,860	$(13,575)	103	$173,098	$(4,003)	19
Below investment grade	—	—	—	—	—	—
Not rated—fixed maturities	—	—	—	—	—	—

Total temporarily impaired securities	$1,059,860	$(13,575)	103	$173,098	$(4,003)	19

The investment securities in an unrealized loss position as of December 31, 2006 consist of 122 securities with gross unrealized losses of $17.6 million. Of these unrealized losses 100% are investment grade (rated AAA through BBB-) and 100% are less than 20% below cost. The amount of the unrealized loss on these securities is primarily attributable to increases in interest rates during 2006.

As these investments are expected to continue to perform as to their original contractual terms and the Company has the ability and intent to hold these investment securities until the recovery of the fair value up to the cost of the investment, which may be maturity, it does not consider these investments to be other-than-temporarily impaired at December 31, 2006.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006, 2005 and 2004

(3) Investments (continued)

(d) Fixed Maturities (continued)

The following table presents the gross unrealized losses and estimated fair values of investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2005:

	Less Than 12 Months			12 Months or more
2005	Estimated fair value	Gross unrealized losses	# of securities	Estimated fair value	Gross unrealized losses	# of securities
(US dollar amounts in thousands)
Description of Securities
Fixed maturities:
Government—non U.S.	$706	$(12)	1	$—	$—	—
Corporate— US	99,845	(440)	7	—	—	—
Corporate—non U.S.	517,828	(2,570)	51	149,395	(2,076)	23

Total temporarily impaired securities	$618,379	$(3,022)	59	$149,395	$(2,076)	23

% Below cost—fixed maturities:
<20% Below cost	$618,379	$(3,022)	59	$149,395	$(2,076)	23
20-50% Below cost	—	—	—	—	—	—
>50% Below cost	—	—	—	—	—	—

Total temporarily impaired securities	$618,379	$(3,022)	59	$149,395	$(2,076)	23

Investment grade	$618,379	$(3,022)	59	$149,395	$(2,076)	23
Below investment grade	—	—	—	—	—	—
Not rated—fixed maturities	—	—	—	—	—	—

Total temporarily impaired securities	$618,379	$(3,022)	59	$149,395	$(2,076)	23

The scheduled maturity distribution of fixed maturities as of December 31, 2006 is set forth below. Actual maturities may differ from contractual maturities because issuers of securities may have the right to call or prepay obligations with or without call or prepayment penalties.

(US dollar amounts in thousands)	Amortized cost or cost	Estimated fair value
Due one year or less	$130,735	$130,088
Due after one year through five years	922,621	910,235
Due after five years through ten years	205,222	202,030
Due after ten years	2,469	2,390

Total	$1,261,047	$1,244,743

As of December 31, 2006, $167 million of investments are subject to certain call provisions. Typically, call provisions provide the issuer the ability to redeem a security, prior to its stated maturity, at or above par.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006, 2005 and 2004

(3) Investments (continued)

(e) Investment Concentrations

As of December 31, 2006, securities issued by finance and insurance industry groups and foreign state government represented approximately 69% and 26%, respectively, of the corporate fixed maturities portfolio held by the Company.

As of December 31, 2006 the Company held $113 million in corporate fixed maturity securities issued by the New South Wales Treasury Corporation, which comprised of 16% of total stockholder’s equity. No other single issuer exceeded 10% of total stockholder’s equity.

(4) Deferred Acquisition Costs

Activity impacting deferred acquisition costs for the years ended December 31:

(US dollar amounts in thousands)	2006	2005	2004
Unamortized balance as of January 1	$29,663	$23,141	$14,574
Impact of foreign currency translation	2,008	(537)	261
Costs deferred	20,435	15,040	13,548
Amortization	(14,177)	(7,981)	(5,242)

Unamortized balance as of December 31	$37,929	$29,663	$23,141

(5) Goodwill

There were no additions or impairments to goodwill during the years ending December 31, 2006, 2005 and 2004. The movement in goodwill during the year ended December 31, 2006 arises from adjustments for foreign currency translation.

(6) Reinsurance

The Company has assumed mortgage insurance business from Westpac Banking Corporation. The contract provides reinsurance on the basis of a 30% quota share.

The Company is party to excess of loss contracts with Genworth Mortgage Insurance Corporation, an affiliate company. The contracts provide for the recoverability of losses in excess of an annually determined limit that is based on the Company’s net earned premiums.

The Company utilizes reinsurance as a risk management tool but recognizes that reinsurance contracts do not relieve it from its obligations to policyholders. In the event that the reinsurers are unable to meet their obligations, the Company remains liable for the reinsured claims. The Company monitors both the financial condition of individual reinsurers and risk concentrations arising from similar geographic regions, activities and economic characteristics of reinsurers to lessen the risk of default by such reinsurers. Other than with Genworth Mortgage Insurance Corporation, the Company does not have significant concentrations of reinsurance with any one reinsurer that could have a material impact on its results of operations.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006, 2005 and 2004

(6) Reinsurance (continued)

The following table sets forth the effects of reinsurance on premiums written and earned for the years ended December 31:

(US dollar amounts in thousands)	2006	2005	2004
Written premium
Direct	$352,671	$264,137	$190,901
Assumed	16,882	9,119	5,357
Ceded	(36,864)	(16,503)	(5,154)

Net premiums written	$332,689	$256,753	$191,104

Premiums earned
Direct	$303,088	$167,472	$125,950
Assumed	5,932	1,174	263
Ceded	(39,639)	(19,561)	(6,573)

Net premiums earned	$269,381	$149,085	$119,640

Percentage of amount assumed to net	2.2%	0.8%	0.2%

Losses and loss adjustment expenses
Direct	104,278	$18,409	$19,155
Assumed	1,158	280	57
Ceded	—	—	—

Net losses and loss adjustment expenses	$105,436	$18,689	$19,212

Reinsurance recoveries recognized as a reduction of losses and loss adjustment expenses and reinsurance recoveries recognized as a reduction to changes in the reserve for losses and loss adjustment expenses were not significant during 2006, 2005 and 2004, respectively.

(7) Reserve for losses and loss adjustment expenses

The following table sets forth changes in the reserve for losses and loss adjustment expenses for the years ended December 31:

(US dollar amounts in thousands)	2006	2005	2004
Balance as of January 1	$33,198	$23,732	$7,194
Balance from acquisitions & transfers	1,007	—	—
Incurred related to insured events of:
Current year	80,684	22,873	23,615
Prior years	24,752	(4,184)	(4,403)

Total incurred	105,436	18,689	19,212
Paid related to insured events of:
Current year	(3,999)	(632)	(129)
Prior years	(33,918)	(8,395)	(4,171)

Total paid	(37,917)	(9,027)	(4,300)
Foreign currency translation	3,609	(196)	1,626

Balance as of December 31	$105,333	$33,198	$23,732

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006, 2005 and 2004

(7) Reserve for losses and loss adjustment expenses (continued)

There were no reinsurance recoveries during the years ended 2006 and 2005. For 2006, the change in prior years incurred liabilities primarily relates to unfavorable development in claims incurred but not reported. This is due to the weakening of Australia’s property market experienced during the year together with higher interest rates. Management considers it appropriate to carry a higher provision for default as at December 2006 compared to December 2005.

(8) Unearned Premiums

Activity impacting unearned premiums for the years ended December 31:

(US dollar amounts in thousands)	2006	2005	2004
Balance as of January 1	$567,739	$474,131	$390,800
Balance from acquisitions & transfers	22,626	—	—
Impact of foreign currency translation	36,568	(11,002)	13,286
Gross written premium	369,553	273,256	196,258
Gross earned premium	(309,020)	(168,646)	(126,213)

Unamortized balance as of December 31	$687,466	$567,739	$474,131

The Company recognizes unearned premiums over a period of 9 years, most of which are recognized between 1 and 4 years from issue date. The recognition of earned premiums for the mortgage insurance business involves significant estimates and assumptions as to future loss development and policy cancellations. These assumptions are based on the historical experience and the expectations of future performance, which are highly dependent on assumptions as to long-term macroeconomic conditions including interest rates, home price changes and the rate of unemployment. The Company annually reviews the expected pattern of risk emergence and adjusts this estimate based on actual experience and changes in the expectation of future performance with any adjustments reflected in current period earnings. As a result of the reviews conducted in 2006, there was an increase in earned premium of $60 million. There was no increase in 2005.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006, 2005 and 2004

(9) Employee Benefit Plans

It is compulsory for superannuation contributions to be made by the Company to a regulated and complying superannuation fund for all Australian employees. Superannuation funds are defined contribution plans. The minimum required contribution, based on an employee’s salary, which is paid by the Company, is 9% in 2006 and 2005. Employees may elect to pay additional contributions out of their salary. The Company has made superannuation payments on behalf of their employees of $1.1 million, and $0.9 million for 2006 and 2005 respectively.

(10) Income Taxes

The total provision for income taxes for the years ended December 31:

(US dollar amounts in thousands)	2006	2005	2004
Current	$47,907	$43,452	$36,583
Deferred	1,788	3,030	16

Total provision for income taxes	$49,695	$46,482	$36,599

The reconciliation of the federal statutory tax rate to the effective income tax rate is as follows:

	2006	2005	2004
Australian income tax rate	30.0%	30.0%	30.0%
Increase (reduction) in rate resulting from:
Benefit of local tax deductions	(3.3)	—	—
Other, net	—	0.5	—

Effective rate	26.7%	30.5%	30.0%

The components of the net deferred income tax asset as of December 31 are as follows:

(US dollar amounts in thousands)	2006	2005	2004
Assets:
Net unrealized losses on investments	$7,216	$4,677	$3,083
Reserve for loss adjustment expenses	1,595	657	2,127
Accrued expenses	645	526	406
Other assets	893	992	2,360

Total deferred income tax assets	10,349	6,852	7,976

Liabilities:
Investments	414	894	1,750
Accrued Investment Income	6,667	5,315	4,354

Total deferred income tax liabilities	7,081	6,209	6,104

Net deferred income tax asset	$3,268	$643	$1,872

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006, 2005 and 2004

(10) Income Taxes (continued)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax assets and liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences at December 31, 2006. Accordingly, no valuation allowance for deferred tax assets has been established. All but an insignificant amount of earnings before income taxes comes from domestic sources.

Under the tax consolidation system, current tax liabilities recognized for the period are assumed by the head entity in the tax consolidation group. The current tax liabilities of $36.7 million and $44.3 million for 2006 and 2005 respectively are recognized as an intercompany payable. The Company has also utilized tax losses from the head entity of $13.6 and $7.4 million for 2006 and 2005 respectively.

(11) Related Party Transactions

In the first quarter of 2006, GE ceased to be a related party and as such, all GE related party information for 2006 is presented for the first quarter of 2006 only.

GE provided a variety of products and services to the Company and predecessor companies’ pre and post IPO. The services received from GE included:

•	employee benefit processing;

•	employee training programs, including access to GE training courses;

•	insurance coverage under the GE insurance program;

•	information systems, network and related services; and

•	leases for vehicles, equipment and facilities

The total expense for these services was $0.1 million, $0.4 million and $0.4 million for the three months ended March 31, 2006 and the years ended December 31, 2005 and 2004 respectively.

In addition, the Company and predecessor companies have recorded an amount for an allocated share of Genworth’s and GE’s corporate overhead for certain services. These costs have not been specifically billed to the Company or the predecessor companies and have been treated as a contribution of capital, where the debt was not settled. This contribution of capital amounted to $11.9 million and $1.1 million in 2006 and 2004 respectively. There was no contribution of capital in 2005. They include allocations of costs for public relations, investor relations and, internal audit services in the amount of $12.1million, $7.3 million and $5.8 million for the years ended December 31, 2006, 2005 and 2004 respectively.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006, 2005 and 2004

(11) Related Party Transactions (continued)

The Company has also recorded expenses associated with Genworth stock options and restricted stock unit grants in the amount of $0.9 million for the three months ended March 31, 2006 and $0.5 million and $0.2 million for the years ended December 31, 2005 and 2004, respectively.

The Company has a reinsurance arrangement with Genworth Mortgage Insurance Corporation, an affiliate. Refer to note 6.

The Company distributes mortgage insurance, in part, through arrangements with GE Money Australia and New Zealand. GE Money acquired Australian Financial Investments Group on October 27, 2004. The Company received gross written premiums of $8.6 million for the three months ended March 31, 2006 and $37.8 million and $2.4 million during the years ended December 31, 2005 and 2004, respectively.

The Company is included in a consolidated Australian income tax return of Genworth with its Australian parent company and, subject to a tax-sharing arrangement that allocates tax on a separate company basis and provides benefit for current utilization of losses and credits. For further discussion, refer to note 10.

(12) Fair Value of Financial Instruments

Assets and liabilities that are reflected in the accompanying financial statements at fair value are not included in the following disclosure of fair value; such items include cash and cash equivalents and investment securities available-for-sale. Other financial assets and liabilities – those not carried at fair value – are discussed below.

Fair value is estimated based on carrying value, which approximates fair value.

The following represents the fair value of financial liabilities as of December 31:

	2006				2005
(US dollar amounts in thousands)	Notional amount		Carrying amount	Estimated fair value	Notional amount		Carrying amount	Estimated fair value
Liabilities:
Reserve for losses and loss adjustment expenses	(a	)	$105,333	$105,333	(a	)	$33,198	$33,198

(a)	These financial instruments do not have notional amounts.

(13) Supplemental Cash Flow Information

Net cash paid for taxes is $44 million and $27 million for the years ended December 31, 2006 and 2005, respectively. Corporate overhead of $11.9 million, which was not settled, has been treated as a capital contribution in 2006. For further discussion, refer to note 11.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006, 2005 and 2004

(14) Securitization Entities

Part of the Company’s product offering includes portfolio credit enhancement policies to Australian regulated lenders that have originated housing loans for securitization in the Australian, European and U.S. markets. Portfolio mortgage insurance serves as an important form of credit enhancement for the Australian securitization market and the Company’s portfolio credit enhancement coverage is generally purchased for low loan-to-value, seasoned loans written by regulated institutions.

As at December 31, 2006 and 2005, the Company had a maximum exposure to loss from the provision of portfolio credit enhancement to securitization trusts sponsored by third parties of $462 million and $303 million respectively. This exposure is calculated based on the expectation of a 1 in 250 year event. The company has applied the Australian Prudential Regulation Authority stress scenario to calculate this exposure. The Company holds sufficient capital resources to meet this obligation were it to occur.

(15) Statutory Accounting

Genworth Mortgage prepares financial statements for its regulator, the Australian Prudential Regulation Authority, (“APRA”), in accordance with the accounting practices prescribed by the regulator, which is a comprehensive basis of accounting other than U.S. GAAP. The main differences are as follows:

•	Premium is recognized on a cash receipts basis;

•	Unearned premium and deferred acquisition costs are not recognized;

•	A premium liability is recognized representing the unexpired risk portion of insurance policies written. The premium liability is valued as the present value of the expected future claim payments.

•	Loss and loss adjustment expense reserves include a prudential margin and are discounted to present value.

The APRA net income after tax, capital base, minimum capital requirement and solvency ratio as of, and for the years ended are as follows:

(US dollar amounts in thousands)	2006	2005
APRA net income after tax	$178,953	$118,262

APRA capital base	$1,015,265	$771,907
APRA minimum capital requirement	$848,315	$325,258
APRA solvency ratio	1.20	2.37

The above APRA net income after tax, capital base, minimum capital requirement and solvency ratio are the combined amounts of Genworth Financial Mortgage Insurance Pty Ltd and its wholly-owned subsidiary, Genworth Financial Mortgage Indemnity Ltd.

Under the prudential regulation framework in Australia, mortgage insurers are required to establish a catastrophic risk charge defined as a 1 in 250 year event. The Company is required to maintain adequate capital to fund this charge, in addition to normal insurance liabilities, by ensuring that its capital base exceeds its minimum capital requirement at all times.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006, 2005 and 2004

(15) Statutory Accounting (continued)

The increase in the APRA minimum capital requirement in the above table from 2005 to 2006 and the corresponding impact on the APRA solvency ratio was driven principally by revised regulations and also the Company’s product mix. APRA revised the prudential supervision of lenders mortgage insurance (LMI) with effect from January 1, 2006. These revisions strengthened the LMI capital and reporting framework, resulting in increased minimum capital requirements for LMI providers. The 2005 capital base and minimum capital requirements included above have been determined under the previous requirements.

The Company’s ability to pay dividends to Genworth Financial Mortgage Insurance Holdings Pty Ltd is restricted to the extent the payment of dividends exceeds current year earnings. Any dividend above this level requires approval from APRA. In addition any dividend payment must result in the Company continuing to meet the APRA minimum capital requirement.